Exhibit 10.43

THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                                      NOTE
$1,250,000                                                         New York, NY
                                                                     May 8, 2001

         FOR VALUE RECEIVED, Globaltron Corporation, a Florida corporation (the "Company"), having a principal office at 100 North Biscayne Blvd., Suite 2500, Miami, Florida 33132 hereby promises to pay to the order of GNB Bank Panama S.A. ("Lender") on June 8, 2001 (the "Maturity Date"), at Calle 50 y Aquilino de la Guardia, Torre Banco Continental, Piso 30, Panama City, Republic of Panama, or such other place (the "Office"), as may be designated by the Lender in a written notice given to the Company, in lawful money of the United Sates of America in New York Clearing House funds, on the Maturity Date, the principal sum of One Million Two Hundred and Fifty Thousand ($1,250,000.00) United States Dollars (the "Principal Amount").

         The Company promises also to pay interest on the unpaid Principal Amount in like money at said Office from the date hereof until paid at the rate which Citibank N.A. announces from time to time as its base rate plus 2%.

         Any interest due under this Note may be offset by the Lender as against any funds of the Company on deposit at the Lender, if any.

         The Company shall pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

         In case that the Company or any of its subsidiaries shall default in any prepayment of all or any part of any of the outstanding loans it has with the Lender, the unpaid Principal Amount of and accrued interest on the Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

         The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to conflict of law principles.

                  Any proceedings with respect to the interpretation of this Note or the rights and obligations of the undersigned shall be exclusively brought in the United States District Court for the Southern District of New York or, if such court lacks subject matter jurisdiction, in the Supreme Court of the State of New York, County of New York and the undersigned waives the right to object to the jurisdiction or venue of either such Court or to claim it is inconvenient forum.


                             GLOBALTRON CORPORATION


                                               By:_____________________________
                                               Name:___________________________
                                               Title:__________________________